Exhibit 3.20
BYLAWS
OF
INTERACTIVE ONE, INC.
(as of November 30, 2007)
A DELAWARE CORPORATION
ARTICLE I — OFFICES
          Section 1. Registered Office. The registered office in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 in the County of New Castle. The name of the corporation’s registered agent at such address shall be Corporation Service Company. The registered office or registered agent of the corporation may be changed from time to time by action of the board of directors on the filing of a certificate or certificates as required by law.
          Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.
ARTICLE II — MEETINGS OF STOCKHOLDERS
          Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year, beginning in the year 2008, prior to the last day of September. At such meeting, the stockholders shall elect the directors of the corporation and conduct such other business as may come before the meeting. The time and place of the annual meeting shall be determined by the board of directors. Special meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of the stockholders may be called by the president or the chairman of the board for any purpose and shall be called by the secretary if directed in writing by two or more members of the board of directors or the holders of more than 10% of the outstanding stock and stating the purpose or purposes of the proposed meeting. The board of directors may elect to hold a meeting of the stockholders solely by means of remote communications.
          Section 2. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice of every annual or special meeting of the stockholders, stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the chairman of the board, the chief executive officer, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid and addressed to the stockholder at his or her address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given to the stockholders, any notice given by the corporation to the stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (b) such inability becomes known to the corporation’s secretary, an assistant secretary, transfer agent or other person responsible for giving such notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.
          Section 3. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
          Section 4. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list arranged in alphabetical order of the stockholders entitled to vote at such meeting, specifying the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
          Section 5. Quorum; Adjourned Meetings. The presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a matter to be acted upon at a meeting of the stockholders shall constitute a quorum for the purposes of consideration and action on the matter, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereat shall have the power, by the affirmative vote of the holders of a majority of such shares, to adjourn the meeting to another time or place. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting need be given to any stockholder, provided that the time and place of the adjourned meeting were announced at the meeting at which the adjournment was taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.
          Section 6. Vote Required. When a quorum is present or represented by proxy at any meeting, the vote of a majority of the votes cast by all stockholders entitled to vote and, if any stockholders are entitled to vote as a class, the vote of a majority of the votes cast by the stockholders entitled to vote as a class, whether such stockholders are present in person or represented by proxy at the meeting, shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
          Section 7. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 4 of ARTICLE VI hereof, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder.
          Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
          Section 9. Action Without Meeting. Any action required by law or these bylaws to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the date on which the first written consent is expressed. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, signed and dated for purposes of this Section 9, provided, that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, or by a person or persons authorized to act for the stockholder, and (b) the date on which such stockholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
ARTICLE III — DIRECTORS
          Section 1. General Authority. The business and affairs of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
          Section 2. Number, Election and Term of Office. The number of directors shall be no fewer than 3 nor more than 7, as determined from time to time by resolution of the board or as otherwise provided in the certificate of incorporation of the corporation. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors except that the first directors of the corporation shall be appointed by the sole incorporator of the corporation. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 3 of this ARTICLE III. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Directors need not be stockholders of the corporation.
          Section 3. Removal and Resignation. Any director or the entire board of directors may be removed at any time, with or without cause, by the vote of a majority of the votes cast by all stockholders entitled to vote at an election of directors, except as otherwise provided by statute. Any director may resign at any time upon written notice to the president or secretary of the corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 4. Vacancies. Except as otherwise provided by the certificate of incorporation of the corporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the holders of the corporation’s outstanding stock entitled to vote thereon or by a majority vote of the Board of Directors. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.
          Section 5. Annual Meetings. The annual meeting of each newly elected board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders.
          Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or the president on at least 24 hours notice to each director, either personally, by telephone, by mail, by telegraph, by facsimile or by other electronic transmission; in like manner and on like notice the secretary must call a special meeting on the written request of a majority of directors. Such notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof, except as otherwise herein expressly provided. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a director at the meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
          Section 7. Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
          Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees. Each committee shall consist of one or more of the directors of the corporation, which, to the extent provided in such resolution and not otherwise limited by statute, shall have and may exercise the powers of the board of directors in the management and affairs of the corporation including without limitation the power to declare a dividend and to authorize the issuance of stock; provided, however, that no such committee shall have the power or authority to amend these bylaws or the certificate of incorporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the directors when required.
          Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the board of directors designating such committee, but in all cases the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the board of directors as provided in Section 8 of this ARTICLE III, of such committee is/are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.
          Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
          Section 11. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.
          Section 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.
ARTICLE IV — OFFICERS
          Section 1. Number. The officers of the corporation shall be elected by the board of directors and shall consist of a chairman of the board (if the board of directors so deems advisable and elects), a president (who shall perform the functions of the chairman of the board if none be elected), one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable, except the offices of president and secretary.
          Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the meeting of the board of directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual meeting of the board of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
          Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.
          Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of the fact that he or she is also a director of the corporation.

          Section 6. Chairman of the Board. The chairman shall preside at all meetings of the board of directors and all meetings of the stockholders and shall have such other powers and perform such duties as may from time to time be assigned to him by the board of directors.
          Section 7. The Chief Executive Officer. The chief executive officer of the corporation shall have such powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors. The chief executive officer shall have overall management of the business of the corporation and its subsidiaries and shall see that all orders and resolutions of the boards of directors of the corporation and its subsidiaries are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer shall have general powers of supervision and shall be the final arbitrator of all differences among officers of the corporation and its subsidiaries, and such decision as to any matter affecting the corporation and its subsidiaries subject only to the boards of directors. In the absence of the chairman for any reason, including the failure of the board of directors to elect a chairman, or in the event of the chairman’s inability or refusal to act, the chief executive officer shall have all the powers of and be subject to all the restrictions upon the chairman.
          Section 8. The President. The president shall have such powers and perform such duties as are specified in these bylaws and as may from time to time be assigned to him by the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the corporation, and such decision as to any matter affecting the corporation subject only to the board of directors or the chief executive officer (if the president and the chief executive officer are not the same person). In the absence of the chief executive officer for any reason, including the failure of the board of directors to elect a chief executive officer or in the event of the chief executive officer’s inability or refusal to act, the president shall have all the powers of and be subject to all the restrictions upon the chief executive officer.
          Section 9. Vice Presidents. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, including any executive vice presidents, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors or the president may, from time to time, determine or these bylaws may prescribe.
          Section 10. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors; perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be; shall have custody of the corporate seal of the corporation and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.
          Section 11. The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements; and shall render to the president and the board of directors, at its regular meeting or when the board of directors so requires, an account of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.
          Section 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the board of directors.
ARTICLE V — INDEMNIFICATION
          Officers, directors and others shall be entitled to indemnification to the extent provided in the certificate of incorporation.
ARTICLE VI — CERTIFICATES OF STOCK
          Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or signed in the name of the corporation by the president or a vice-president, and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such president, vice-president, secretary, or assistant secretary may be facsimile. In case any officer or officers have signed a certificate or certificates, or whose facsimile signature or signatures have been used on certificate or certificates, shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used on such certificate or certificates had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued in replacement until the former certificate for a like number of shares shall have been surrendered or canceled, except as otherwise provided in Section 2 with respect to lost, stolen or destroyed certificates.
          Section 2. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
          Section 3. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
          Section 4. Fixing a Record Date. The board of directors may fix in advance a record date for the determination of stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof; stockholders entitled to consent to corporate action in writing without a meeting; stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or entitled to exercise any rights in respect to any change, conversion or exchange of stock; or, for the purpose of any other lawful action, which record date may not precede the date on which the resolution fixing such record date is adopted by the board of directors. The record date for the determination of stockholders entitled to notice of, and to vote at, a meeting of stockholders shall not be more than 60 days nor less than 10 days before the date of such meeting. The record date for the determination of stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for the determination of stockholders with respect to any other action shall not be more than 60 days before the date of such action. If no record date is fixed: the record date for determining stockholders entitled to notice of, and to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to consent to corporate action in writing without a meeting when no prior action by the board of directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and, the record date for determining stockholders with respect to any other action shall be the close of business on the day on which the board of directors adopts the resolution relating thereto.
ARTICLE VII - GENERAL PROVISIONS
          Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize dividends, repair or maintain any property of the corporation, or for any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.
          Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the board of directors or a duly authorized committee thereof.
          Section 3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation or otherwise as the board of directors or the Chief Executive Officer, the President or the Treasurer shall direct in such banks, trust companies or other depositories as the board of directors may select, or as may be selected by any officer or officers or agent or agents of the corporation to whom power in that respect shall have been delegated by the board of directors. For the purpose of deposit and collection for the account of the corporation, checks, drafts and other orders for the payment of money which are payable to the order of the corporation may be endorsed, assigned and delivered by any officer of the corporation.
          Section 4. Contracts. The board of directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 5. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
          Section 6. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
          Section 7. Corporate Seal. The board of directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
          Section 8. Voting Securities Owned by Corporation. Voting securities in any other corporation held by the corporation shall be voted by the president or the executive vice president, unless the board of directors specifically confers authority to vote with respect thereto upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
          Section 9. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand upon oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.
          Section 10. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided, that the records so kept can be converted into clearly legible paper form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.
          Section 11. Section Headings. Section headings in these bylaws are for convenience of reference only and shall note given any substantive effect in limiting or otherwise construing any provision herein.

          Section 12. Inconsistent Provisions. In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the Delaware General Corporation Law or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE VIII — INTERESTED DIRECTORS
          No contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
          (a) The material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or
          (b) The material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.
          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorized the contract or transaction.
ARTICLE IX — AMENDMENTS
          These bylaws may be amended, altered or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote, provided that the affirmative vote of the holders of a majority of the shares of common stock of the corporation then entitled to vote shall be required to adopt any provision inconsistent with, or to amend or repeal any provision of, Section 2 or 4 of ARTICLE III or this ARTICLE IX. The fact that the power to adopt, amend, alter or repeal the bylaws has been conferred upon the board of directors shall not divest the stockholders of the same powers.